Exhibit 99.1

VINEYARD NATIONAL BANCORP

Press Release

Vineyard National Bancorp Reports Record Quarterly Earnings,
and Six Months Earnings Increase of 102%

Rancho Cucamonga, CA. (July 8, 2004) -- Vineyard National Bancorp (NASDAQ:VNBC), and its operating subsidiary, Vineyard Bank, today reported record earnings for the quarter ended June 30, 2004 of $3.3 million, or $0.75 per diluted share, compared with net earnings of $1.8 million or $0.56 per diluted share for the same quarter ended in 2003. The growth in earnings represented an increase of 79% over the comparable period last year. Diluted earnings per share increased 34%, which produced a return on average common equity of 37% for the quarter.

For the six months ended June 30, 2004, the Company reported record net earnings of $6.3 million, or $1.42 per diluted share, compared with net earnings of $3.1 million or $0.93 per diluted share for the comparable period in 2003. The growth in earnings represented an increase of 102% over the comparable period last year. Diluted earnings per share increased 53%, which produced a return on average common equity of approximately 42% for the period.

All diluted earnings per share amounts have been adjusted to reflect the Company’s recently converted Series B preferred stock, new shares of common stock issued in a private placement offering (discussed below in capital resources), stock option grants, warrants outstanding to acquire its shares and stock dividends.

Earnings Guidance and Market Sensitivity:

Continuing its practice established last year, management of the Company had originally established an earnings estimate for the year ending December 31, 2004 with a range of $2.85 to $3.10 per diluted share, which incorporated the effects of the preferred stock, the stock dividends, as well as existing stock options and warrants. After the first quarter 2004 operating results were announced, management increased its guidance for 2004 to a range of $2.95 to $3.20 per diluted share.

During the recently completed second quarter, the Company issued 400,000 new shares of common stock, or approximately 10% of the shares then outstanding, in a private placement capital offering, together with 80,000 warrants to acquire additional shares of common stock in the future. Management has also assessed the impact of increasing market interest rates on the Company’s net interest income and net interest margin, and believes that the existing composition of its balance sheet and sensitivity to market rate changes will have no measurable impact to its operations. The Company is not an originator of single family residential mortgages for resale into the secondary marketplace and the recent rise in mortgage interest rates has no direct impact to its operating income.

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With these factors, as well as the results from the completed second quarter, management has adjusted its earnings estimate to a range of $3.00 to $3.15 per diluted share for the full year 2004, including the impact of the newly issued shares.

Capital Resources:

In late September 2003, the Company issued $28.8 million of 5.6% noncumulative convertible Series B preferred stock. Subject to certain market conditions, the Company had the right to call or redeem the issue at par value, or the holder of the securities had the right to convert its holdings into shares of the Company’s common stock. During the second quarter of 2004, the Company called for redemption of the Series B preferred stock and all but a nominal number of shares were converted into approximately 864,000 newly issued shares of common stock.

Also during the second quarter of 2004, the Company redeemed through its cash resources $2.5 million of its 7.0% Series A preferred stock at par value. Together with these two actions, the Company’s cash resources were improved by the elimination of approximately $1.8 million in cash coupon servicing requirements.

During the second quarter of 2004, the Company completed the issuance of an additional $12.0 million of Trust Preferred Securities through a newly formed subsidiary, Vineyard Statutory Trust VI. The use of proceeds included the contribution of all of these funds into the Bank as additional capital to support its growth, operations and lending requirements.

In early June 2004, the Company issued approximately $16.3 million worth of 400,000 newly issued shares of common stock in a private placement with institutional investors. In addition, the Company granted the investors warrants to purchase up to an additional 80,000 shares of common stock. The warrants have an exercise price of $50.00 and expire on June 21, 2011.

Between the funds derived from Vineyard Statutory Trust VI and the private placement, a total of $25.0 million of supplemental growth capital was contributed into Vineyard Bank within the second quarter of 2004.

“Our recent capital market activities have allowed the Company and Vineyard Bank to better position ourselves with the continuing opportunities available in our marketplace, the Inland Empire and our expanding product lines. Our efforts to date have been built around relationships and exceptional people, all within a dynamic market. With over 250 employees today, our focus will continue to be on growth of the Vineyard brand and franchise,” stated Norman Morales, President and Chief Executive Officer.

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Operating Results:

For the six months ended June 30, 2004, the Company’s net interest income before its provision for loan losses increased by $13.6 million, or 129%, as compared with the same period in 2003, to a level of $24.1 million. These results produced a net interest margin of 4.8% for the period, a slight increase from the 4.7% level for the comparable period in 2003.

Other operating income for the six months ended June 30, 2004 was $2.5 million, or 24% less than the same period in 2003. For the first six month of 2004, the Company realized $0.2 million in net gains on the sale of investment securities as compared to $1.6 million in the comparable period in 2003. Other income increased within this period from the origination and sale of SBA loans and depository service charge fees. Total net revenues (net interest income before provision for loan losses and other operating income) for the six months ended June 30, 2004 increased by $12.8 million or 92% as compared to the same period in 2003.

The Company introduced an expanded income property lending division in late 2003, principally targeting multi-family, and to a lesser degree, commercial lending opportunities within the Southern California marketplace. The successful introduction of this unit has assisted the Company in expanding and diversifying its earning-asset base, which helped increase total assets to a level of $1.2 billion as of June 30, 2004. Total assets were $887.8 million at December 31, 2003, and $611.8 million at June 30, 2003.

The Company’s growth in its loan portfolio for the six months ended June 30, 2004 produced an increase of $342.9 million or 57%, bringing gross loans outstanding to $939.9 million at June 30, 2004. Gross loans outstanding at December 31, 2003 were $597.0 million. The largest component of this increase in the first half of 2004 is centered in multi-family apartment lending within the Southern California marketplace, followed by the established coastal and tract construction product lines as well as commercial mortgages.

During the second quarter of 2004, the Company participated with other community banks approximately $30 million in construction loan balances. This effort was completed in order to assist in the diversification of the Company’s loan portfolio, create new channels of product distribution, provide for additional liquidity, as well as provide for additional sources of revenues.

The Company’s continued growth of its loan portfolio necessitated a provision for possible loan losses in the amount of $3.5 million for the six months ended June 30, 2004, compared to $1.8 million for the same period for 2003. This contributed to the increase of the allowance for possible loan losses to $10.8 million, or 1.1% of gross loans outstanding at quarter end. The Company will continue to build the allowance for possible loan losses in the future as it expands its loan portfolio both in size and diversity of product lines.

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For the six months ended June 30, 2004, total deposits increased by $201.7 million, or 33%, to $805.1 million, as compared to year-end 2003’s level of $603.3 million. With the growth of the Company’s earning-asset base, the focus on core deposit growth within the nine community banking centers has increased with significant additions in relationship and business development personnel. The Company’s demand deposits increased by approximately $19.1 million during the first six months of 2004, bringing the total amount of demand deposit to approximately $113.2 million.

The Company’s cost of deposits of approximately 1.8% remains consistent with the levels experienced over the past three and one-half years while it has increased the total deposit base by over 700% to its levels of today.

Total operating expenses for the six months ended June 30, 2004 were $12.6 million, an increase of $5.7 million or 83% over the same period in 2003. The Company has added significant resources to its operating areas in relationship management and business development, credit administration, information technology, training, marketing and corporate services to support the growth realized in the past three years. This has, in turn, increased the costs associated with salaries, cash incentives and benefits for the first half of 2004 to $6.7 million, representing 53% of total operating costs.

The Company’s efficiency ratio, which measures the relationship of total operating expenses and total operating income, was 47% for the six months ended June 30, 2004, as compared with 50% for the same period in 2003.

For the six months ended June 30, 2004, the Company’s income tax provision was $4.3 million as compared to $2.1 million in the same period in 2003, producing an effective income tax rate of 40.9%.

The Bank continues to be “well-capitalized” pursuant to the guidelines established by regulatory agencies. To be considered “well-capitalized” an institution must have total risk-based capital of 10% or greater, and a leverage ratio of 5% or greater. The Bank’s total risk-based and leverage capital ratios were 13.0% and 11.3% at June 30, 2004, respectively.

As a continuing component to its Shareholders’ Relations Program, the Company has prepared a presentation describing its operating performance and strategies. The presentation may be accessed at www.vineyardbank.com.

Vineyard National Bancorp operates Vineyard Bank, a community bank principally located in the Inland Empire region of Southern California. The Bank operates nine full-service branches located in Rancho Cucamonga, Chino, Corona, Crestline, Diamond Bar, Irwindale, Lake Arrowhead, La Verne, and Manhattan Beach, in addition to loan production offices in Irvine, San Diego and Anaheim. Shares of the Company’s common stock are traded on the NASDAQ National Market System under the ticker symbol VNBC.

This press release contains forward-looking statements as referenced in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may vary. Factors which could cause actual results to differ from these forward-looking statements include changes in the competitive marketplace, changes in the interest rate environment, economic conditions, outcome of pending litigation, risks associated with credit quality and other factors discussed in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Corporate Offices
9590 Foothill Boulevard, Rancho Cucamonga, California 91730 Tel: (909) 581-1668 Fax: (909) 278-0041
Email address: shareholderinfo@vineyardbank.com

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VINEYARD NATIONAL BANCORP
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share amounts)

	June 30,		December 31,
	2004		2003		$	Change	% Change

	(unaudited)		(audited)

Assets

Federal funds sold	$-		$39,400			$(39,400)	-100%
Investment securities available-for-sale	157,386		202,068			(44,682)	-22%

Loans, net of deferred fees and costs	939,916		597,007			342,909	57%
Less allowance for loan losses	(10,775)		(7,537)			(3,238)	43%

Net loans	929,141		589,470			339,671	58%

Total Earning Assets	1,086,527		830,938			255,589	31%

Cash and due from banks	20,526		18,842			1,684	9%
Premises and equipment, net	10,323		9,435			888	9%
Other assets	37,831		28,585			9,246	32%

Total Assets	$1,155,207		$887,800			$267,407	30%

Liabilities and Stockholders' Equity

Liabilities
Deposits
Noninterest-bearing	$113,225		$94,162			$19,063	20%
Interest-bearing	691,825		509,164			182,661	36%

Total Deposits	805,050		603,326			201,724	33%

Federal Home Loan Bank advances and other borrowings	213,000		182,000			31,000	17%
Subordinated debentures	5,000		5,000			-	0%
Junior subordinated debentures	60,829		38,147			22,682	59%
Guarantee of ESOP debt	6,997		-			6,997	N/A
Other liabilities	5,569		7,152			(1,583)	-22%

Total Liabilities	1,096,445		835,625			260,820	31%

Stockholders' Equity
Series A perpetual preferred stock	-		2,450			(2,450)	-100%
Series B convertible preferred stock	-		26,549			(26,549)	-100%
Common stock equity	71,960		26,264			45,696	174%
Unallocated ESOP shares	(6,997)		-			(6,997)	N/A
Cumulative other comprehensive loss	(6,201)		(3,088)			(3,113)	N/A

Total Stockholders' Equity	58,762		52,175			6,587	13%

Total Liabilities and Stockholders' Equity	$1,155,207		$887,800			$267,407	30%

Number of Shares of Common Stock Outstanding
at period end	4,266,178	(2)	3,145,715	(1)

Net Book Value of Common Stock, Basic	$13.77		$7.37	(1)
Net Book Value of Common Stock,
excluding other comprehensive loss	$15.23		$8.35	(1)

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(1) Number of shares and book value per share were adjusted to reflect the 5% stock dividend paid in January 2004.
(2) Number of shares of common stock outstanding at period end excludes 149,000 unallocated ESOP shares.

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VINEYARD NATIONAL BANCORP
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share amounts)

	Three Months Ended June 30,

	2004	2003		$	Change	% Change

	(unaudited)	(unaudited)
Interest Income
Loans, including fees	$16,156	$6,772			$9,384	139%
Investment securities and federal funds sold	1,900	1,809			91	5%

Total Interest Income	18,056	8,581			9,475	110%

Interest Expense
Deposits	3,558	1,873			1,685	90%
Other borrowings	1,519	725			794	110%

Total Interest Expense	5,077	2,598			2,479	95%

Net Interest Income	12,979	5,983			6,996	117%
Provision for loan losses	1,683	1,250			433	35%

Net interest income after provision for loan losses	11,296	4,733			6,563	139%

Other Income
Fees and service charges	486	341			145	43%
Gain on sale of SBA loans and broker fee income	378	628			(250)	-40%
Net gain on sale of investment securities	-	972			(972)	-100%
Other income	26	52			(26)	-50%

Total Other Income	890	1,993			(1,103)	-55%

Gross Operating Income	12,186	6,726			5,460	81%

Operating Expenses
Salaries and benefits	3,460	1,774			1,686	95%
Occupancy and equipment	1,133	559			574	103%
Other operating expenses	2,038	1,286			752	58%

Total Operating Expenses	6,631	3,619			3,012	83%

Earnings before income taxes	5,555	3,107			2,448	79%
Income tax provision	2,270	1,272			998	78%

Net Income	$3,285	$1,835			$1,450	79%

Weighted average shares outstanding used in	4,292,113	3,205,515
diluted EPS calculation

Earnings per common share
Basic	$0.84	$0.61	(3)		$0.23	38%
Diluted	$0.75	$0.56	(3)		$0.19	34%

Efficiency Ratio	48%	45%

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(3) Earnings per share were adjusted to reflect the 5% stock dividend paid in January 2004.

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VINEYARD NATIONAL BANCORP
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share amounts)

	Six Months Ended June 30,

	2004	2003		$	Change	% Change

	(unaudited)	(unaudited)
Interest Income
Loans, including fees	$29,238	$12,058			$17,180	142%
Investment securities and federal funds sold	4,000	3,153			847	27%

Total Interest Income	33,238	15,211			18,027	119%

Interest Expense
Deposits	6,576	3,394			3,182	94%
Other borrowings	2,569	1,314			1,255	96%

Total Interest Expense	9,145	4,708			4,437	94%

Net Interest Income	24,093	10,503			13,590	129%
Provision for loan losses	3,483	1,750			1,733	99%

Net interest income after provision for loan losses	20,610	8,753			11,857	135%

Other Income
Fees and service charges	924	662			262	40%
Gain on sale of SBA loans and broker fee income	1,262	981			281	29%
Net gain on sale of investment securities	207	1,571			(1,364)	-87%
Other income	136	113			23	20%

Total Other Income	2,529	3,327			(798)	-24%

Gross Operating Income	23,139	12,080			11,059	92%

Operating Expenses
Salaries and benefits	6,682	3,540			3,142	89%
Occupancy and equipment	2,114	1,001			1,113	111%
Other operating expenses	3,765	2,314			1,451	63%

Total Operating Expenses	12,561	6,855			5,706	83%

Earnings before income taxes	10,578	5,225			5,353	102%
Income tax provision	4,324	2,136			2,188	102%

Net Income	$6,254	$3,089			$3,165	102%

Weighted average shares outstanding used in	4,334,390	3,206,169
diluted EPS calculation

Earnings per common share
Basic	$1.64	$1.01	(3)		$0.63	62%
Diluted	$1.42	$0.93	(3)		$0.49	53%

Efficiency Ratio	47%	50%

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(3) Earnings per share were adjusted to reflect the 5% stock dividend paid in January 2004.

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VINEYARD NATIONAL BANCORP
FINANCIAL PERFORMANCE
(unaudited)
(dollars in thousands)

	For the Three Months Ended June 30,

	2004		2003

	Average	Average	Average	Average
	Balance	Yield/Cost	Balance	Yield/Cost

Assets
Loans	$911,682	7.1%	$351,252	7.7%
Investment securities and federal funds sold	187,204	4.1%	160,025	4.5%

Total interest-earning assets	1,098,886	6.6%	511,277	6.7%
Other assets	44,997		24,804
Less: allowance for possible loan losses	(10,092)		(4,036)

Total average assets	$1,133,791		$532,045

Liabilities and Stockholders' Equity
Interest-bearing deposits	$668,603	2.1%	$313,038	2.4%
Other borrowings	296,724	2.1%	131,146	2.2%

Total interest-bearing liabilities	965,327	2.1%	444,184	2.3%
Demand deposits	112,474		63,370
Other liabilities	6,567		3,668

Total average liabilities	1,084,368		511,222

Series A perpetual preferred stock	1,292		2,450
Series B convertible preferred stock	12,766		-
Common stock equity, net of
cumulative other comprehensive loss	35,365		18,373

Stockholders' equity	49,423		20,823

Total liabilities and stockholders' equity	$1,133,791		$532,045

Net interest spread		4.5%		4.4%

Net interest margin		4.8%		4.7%

Return on Average Assets		1.2%		1.4%
Return on Average Common Equity		37.4%		40.1%
Return on Average Total Equity		26.7%		35.3%

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VINEYARD NATIONAL BANCORP
FINANCIAL PERFORMANCE
(unaudited)
(dollars in thousands)

	For the Six Months Ended June 30,

	2004		2003

	Average	Average	Average	Average
	Balance	Yield/Cost	Balance	Yield/Cost

Assets
Loans	$804,980	7.3%	$315,767	7.7%
Investment securities and federal funds sold	200,751	4.0%	137,917	4.6%

Total interest-earning assets	1,005,731	6.6%	453,684	6.8%
Other assets	43,566		24,790
Less: allowance for possible loan losses	(9,079)		(3,597)

Total average assets	$1,040,218		$474,877

Liabilities and Stockholders' Equity
Interest-bearing deposits	$618,983	2.1%	$280,918	2.4%
Other borrowings	256,796	2.0%	107,715	2.5%

Total interest-bearing liabilities	875,779	2.1%	388,633	2.4%
Demand deposits	105,868		61,828
Other liabilities	6,983		3,816

Total average liabilities	988,630		454,277

Series A perpetual preferred stock	1,871		2,450
Series B convertible preferred stock	19,658		-
Common stock equity, net of
cumulative other comprehensive loss	30,059		18,150

Stockholders' equity	51,588		20,600

Total liabilities and stockholders' equity	$1,040,218		$474,877

Net interest spread		4.5%		4.4%

Net interest margin		4.8%		4.7%

Return on Average Assets		1.2%		1.3%
Return on Average Common Equity		41.8%		34.3%
Return on Average Total Equity		24.4%		30.2%

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